1 CHENIERE ENERGY, INC. BARCLAYS CEO ENERGY-POWER CONFERENCE | September 2017 NYSE American: LNG

2 Safe Harbor Statements Forward-Looking Statements This presentation contains certain statements that are, or may be deemed to be, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical or present facts or conditions, included or incorporated by reference herein are “forward-looking statements.” Included among “forward-looking statements” are, among other things: • statements regarding the ability of Cheniere Energy Partners, L.P. to pay distributions to its unitholders or Cheniere Energy Partners LP Holdings, LLC or Cheniere Energy, Inc. to pay dividends to its shareholders or participate in share or unit buybacks; • statements regarding Cheniere Energy, Inc.’s, Cheniere Energy Partners LP Holdings, LLC’s or Cheniere Energy Partners, L.P.’s expected receipt of cash distributions from their respective subsidiaries; • statements that Cheniere Energy Partners, L.P. expects to commence or complete construction of its proposed liquefied natural gas (“LNG”) terminals, liquefaction facilities, pipeline facilities or other projects, or any expansions or portions thereof, by certain dates or at all; • statements that Cheniere Energy, Inc. expects to commence or complete construction of its proposed LNG terminals, liquefaction facilities, pipeline facilities or other projects, or any expansions or portions then of, by certain dates or at all; • statements regarding future levels of domestic and international natural gas production, supply or consumption or future levels of LNG imports into or exports from North America and other countries worldwide, or purchases of natural gas, regardless of the source of such information, or the transportation or other infrastructure, or demand for and prices related to natural gas, LNG or other hydrocarbon products; • statements regarding any financing transactions or arrangements, or ability to enter into such transactions; • statements relating to the construction of our proposed liquefaction facilities and natural gas liquefaction trains (“Trains”) and the construction of the Corpus Christi Pipeline, including statements concerning the engagement of any engineering, procurement and construction ("EPC") contractor or other contractor and the anticipated terms and provisions of any agreement with any EPC or other contractor, and anticipated costs related thereto; • statements regarding any agreement to be entered into or performed substantially in the future, including any revenues anticipated to be received and the anticipated timing thereof, and statements regarding the amounts of total LNG regasification, natural gas, liquefaction or storage capacities that are, or may become, subject to contracts; • statements regarding counterparties to our commercial contracts, construction contracts and other contracts; • statements regarding our planned development and construction of additional Trains or pipelines, including the financing of such Trains or pipelines; • statements that our Trains, when completed, will have certain characteristics, including amounts of liquefaction capacities; • statements regarding our business strategy, our strengths, our business and operation plans or any other plans, forecasts, projections or objectives, including anticipated revenues, capital expenditures, maintenance and operating costs, run-rate SG&A estimates, cash flows, EBITDA, Adjusted EBITDA, run-rate EBITDA, distributable cash flow, and distributable cash flow per share and unit, any or all of which are subject to change; • statements regarding projections of revenues, expenses, earnings or losses, working capital or other financial items; • statements regarding legislative, governmental, regulatory, administrative or other public body actions, approvals, requirements, permits, applications, filings, investigations, proceedings or decisions; • statements regarding our anticipated LNG and natural gas marketing activities; and • any other statements that relate to non-historical or future information. These forward-looking statements are often identified by the use of terms and phrases such as “achieve,” “anticipate,” “believe,” “contemplate,” “develop,” “estimate,” “example,” “expect,” “forecast,” “goals,” ”guidance,” “opportunities,” “plan,” “potential,” “project,” “propose,” “subject to,” “strategy,” “target,” and similar terms and phrases, or by use of future tense. Although we believe that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this presentation. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in “Risk Factors” in the Cheniere Energy, Inc., Cheniere Energy Partners, L.P. and Cheniere Energy Partners LP Holdings, LLC Annual Reports on Form 10-K filed with the SEC on February 24, 2017, which are incorporated by reference into this presentation. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these ”Risk Factors.” These forward-looking statements are made as of the date of this presentation, and other than as required by law, we undertake no obligation to update or revise any forward-looking statement or provide reasons why actual results may differ, whether as a result of new information, future events or otherwise. Reconciliation to U.S. GAAP Financial Information The following presentation includes certain “non-GAAP financial measures” as defined in Regulation G under the Securities Exchange Act of 1934, as amended. Schedules are included in the appendix hereto that reconcile the non-GAAP financial measures included in the following presentation to the most directly comparable financial measures calculated and presented in accordance with U.S. GAAP.

3 Cheniere Investment Thesis  Full-service LNG offering, including gas procurement, transportation, liquefaction, and shipping enables flexible solutions tailored to customer needs  Positioned as premier LNG provider, with a proven track record and low-cost advantage through capacity expansion at existing sites  7 train platform offers excellent visibility for long-term cash flows • 20-year “take-or-pay” style commercial agreements with investment grade off-takers for approximately 87% of the expected aggregate nominal production capacity under construction or completed • Competitive cost of production, with approximately 100 years of natural gas reserves in U.S.(1) and 800 Tcf of North American natural gas producible below $3.00/MMBtu  Supply/demand fundamentals support continued LNG demand growth worldwide • Approximately 30% increase in global natural gas demand forecast by 2030 • Global LNG trade grew 7.5% in 2016 to 263.6 mtpa with 39 countries importing LNG in 2016 (4 new market entrants) • Estimated LNG demand growth of more than 200 mtpa to 475 mtpa in 2030  Opportunities for future cash flow growth at attractive return hurdles • Uncontracted incremental production available to our integrated marketing function • Construction of additional LNG trains • Two trains fully permitted (Corpus Christi T3, Sabine Pass T6), with one partially commercialized (Corpus Christi T3) • Significant expansion opportunities at both sites leveraging infrastructure and expertise  Investments in additional infrastructure along the LNG value chain  Reiterating our 2017 Consolidated Adjusted EBITDA guidance of $1.6-1.8 billion Source: Cheniere Research, EIA, Cheniere interpretation of Wood Mackenzie data (Q2 2017), IHS, GIIGNL (1) Based on EIA’s estimate for 2016 total annual natural gas demand.

4 Santiago, Chile Cheniere LNG Cargo Destinations Cheniere Office Cheniere LNG Facility Portugal, Spain Kuwait, UAE, Pakistan India, Thailand Brazil Argentina Houston, TX Washington, DC London, U.K. Singapore Cargo Delivery Destination China, Taiwan Poland, Lithuania, Netherlands, United Kingdom Mexico Dominican Republic Italy, Malta, Egypt, Turkey, Jordan Japan, South Korea LNG from Sabine Pass Has Now Been Delivered to 25 Countries Across the Globe More than 175 Cargoes (~620 TBtu) Exported Chile Tokyo, Japan Note: Cargoes, volumes exported, and deliveries as of August 31, 2017. . Beijing, China

5 Sabine Pass Liquefaction Construction Progress Trains 1, 2, and 3 in Operation, Train 4 Expected 2H 2017, Train 5 Expected 2019 Note: Based on Guaranteed Substantial Completion Dates per EPC contract. Construction percentages complete as of July 31, 2017. DFCD Window Current Completion Schedule Progress Guaranteed Schedule Oct 2017 S ab in e P as s 2020 Aug 2019 2018 2019 2012 2013 2014 2015 2016 2017 Train 1 Train 2 Train 3 Train 4 Train 5  Stage 1 (Trains 1 & 2) complete with trains operational • First two trains completed 6 and 12 months ahead of guaranteed schedule, respectively  Stage 2 (Trains 3 & 4) 99.5% overall project completion • Train 3 completed 3 months ahead of guaranteed schedule • Train 4 commissioning began in March with first LNG achieved in July • Engineering and procurement 100% complete, construction 99.6% complete  Stage 3 (Train 5) 71.8% overall project completion • Soil improvement and piling completed 3 months ahead of schedule • Engineering 100% complete, procurement 97.7% complete, construction 35.2% complete Substantial Completion DFCD

6 Corpus Christi Liquefaction Construction Progress Trains 1 & 2 Expected Completion 2019  Stage 1 (Trains 1 & 2) 69.6% overall project completion • Engineering 100% complete, procurement 88.7% complete, construction 44.2% complete • Target substantial completion mid-2019, several months ahead of guaranteed completion dates and DFCD windows  Stage 2 (Train 3) fully permitted Note: Based on Guaranteed Substantial Completion Dates per EPC contract. Construction percentages complete as of July 31. 2017. (1) DFCD first window period varies by SPA. DFCD Window Opens(1) Current Completion Schedule Progress Guaranteed Schedule 2020 1H 2019 C or pu s C hr is ti 2H 2019 2018 2019 2012 2013 2014 2015 2016 2017 Train 1 Train 2

7 7 Trains ($bn, except per share amounts or unless otherwise noted) SPL T1-5, CCH T1-2 CEI Consolidated Adjusted EBITDA $3.8 - $4.1 Less: CQP/CQH Minority Interest ($0.9) - ($0.9) Less: CQP/SPL Interest Expense ($0.9) Less: CEI Interest Expense/Other ($0.0) Less: CCH Interest Expense ($0.5) CEI Distributable Cash Flow $1.5 - $1.7 CEI Distributable Cash Flow per Share(1) $5.40 - $6.30 CQP Distributable Cash Flow per Unit $3.00 - $3.20 CQH Distributable Cash Flow per Share $2.60 - $2.60 Run Rate Guidance: 7 Train Case Run rate start date assumed to be first full year of SPAs for all trains (early 2020s) Note: Range driven by production. CMI margin assumed at $2.50/MMBtu, before assumed 80/20 profit-sharing tariff with SPL/CCH. Interest rates at SPL and CCH for refinancing assumed to be 5.50% and 5.75%, respectively. Refer to appendix for additional detail on forecasting assumptions. Interest expense as shown above is cash interest expense for each entity on a deconsolidated basis. Adjusted EBITDA, Distributable Cash Flow and Distributable Cash Flow per Share and Unit are non-GAAP measures. Definitions of these non-GAAP measures are included in the appendix. We have not made any forecast of net income on a run-rate basis, which would be the most directly comparable financial measure under GAAP, and we are unable to reconcile differences between these run rate forecasts and net income. (1) Assumed share count of ~273mm shares; see Forecasting Points slide in appendix for conversion assumptions.

8 $8 .4 – $1.0 $2.0 $3.0 $4.0 $5.0 $6.0 $7.0 $8.0 $9.0 CCH - Credit Facilities $1 .2 5 $1 .5 $1 .5 $4 .6 – $1.0 $2.0 $3.0 $4.0 $5.0 $6.0 $7.0 $8.0 $9.0 CCH - Credit Facilities CCH - Senior Notes $1 .7 $0.4 $0.4 $4 .6 $5 .0 $2 .0 $1 .0 $1 .5 $2 .0 $2 .0 – $1.0 $2.0 $3.0 $4.0 $5.0 $6.0 SPLNG - Senior Notes CTPL - Term Loan SPL - Credit Facilities SPL - Senior Notes $2.8 $2 .0 $1 .0 $1 .5 $2 .0 $2 .0 $1 .5 $1 .5 $1 .3 5 $0 .8 – $1.0 $2.0 $3.0 $4.0 $5.0 $6.0 CQP - Credit Facilities SPL - Senior Notes Balance Sheet Management CQP / SPL Debt Maturity Profile Progression: YE 2015 to Today Today Successfully refinanced SPL, SPLNG and CTPL in full and began CCH refinancing; no maturities until 2020 YE 2015 Today CCH Debt Maturity Profile Progression: YE 2015 to Today YE 2015 Projected SPL Run-Rate Adjusted EBITDA Projected CQP Run-Rate Cons. Adjusted EBITDA Projected CCH Run-Rate Adjusted EBITDA Note: $ in billions. Excludes SPL and CCH Working Capital Facilities. Adjusted EBITDA is a non-GAAP measure. We have not made any forecast of net income on a run-rate basis, which would be the most directly comparable financial measure under GAAP, and we are unable to reconcile differences between forecasts of run-rate Adjusted EBITDA and net income. (1) Credit Facility due on the earlier of two years after Project Completion or 2022. (1) (1)

9 Note: Cash flows from CQP, SPL and CCH are subject to meeting their applicable distribution requirements. Assumes seven Trains operational at approximately 4.5 mtpa/train production beginning at each Train’s respective completion date. (1) Assumes current implied gross margin by CMI through 2019 and $2.50 gross margin thereafter, before 80/20 profit-sharing tariff with SPL/CCH. $2.3 $0.6 $1.1 $1.2 $0.8 $1.3 $0.9 $0.8 $4.0 – $2.0 $4.0 $6.0 $8.0 Sources Uses $bn CEI Deconsolidated Five Year Sources and Uses Projected Available Cash Generation: 2017 – 2021 CEI G&A/Other/Interest Expense Management Fees Available Cash  Grow (CCH T3, etc.)  Buy back Stock  Pay Dividend CCH Distributions Sources: ~$6.5 billion CQP GP / IDR Distributions CMI Cash Flow(1) CEI Beginning Cash on Hand CQH Dividends and Tax Sharing Payments CCH Equity Contribution Agreement Uses: ~$6.5 billion ~$4.0 billion of cash available for distribution over the 5-year planning horizon

10 LNG Market Tightening Into Winter Months Attractive Margins Available In the Market Today  Margins available in winter months approximately ~$2.00/MMBtu in both Asia and Europe  Train 4 at Sabine Pass expected to reach substantial completion in October; Cheniere’s LNG marketing function will have access to all volume from Train 4 until DFCD of GAIL SPA(1) Cheniere positioned to capture ~$2.00/MMBtu margins through excess volumes 0.00 0.50 1.00 1.50 2.00 2.50 Oct-17 Nov-17 Dec-17 Jan-18 Feb-18 $/ M M B tu JKM vs NBP Margin Comparison - Winter 2017 JKM Margin NBP Margin (1) DFCD window begins March 2018.

Cheniere's Existing LNG Platform Creates Advantages for Growth

Construction

- Significant infrastructure investment at Corpus Christi and Sabine Pass sites
  - Site preparation
  - Utilities
  - Storage
  - Marine
- Additional expansion at very competitive investment: ~$500-600/ton(1)
- Positioning both sites for future growth

Operations

- Ability to scale quickly and effectively
- Scale helps reduce operating expense
- Operating expense associated with expansion trains ~30% of initial train
  - $60 - $70mm/year of savings moving from T1 to each incremental train
- Leverage existing gas procurement infrastructure and early mover advantage

Finance

- Lower capitalized financing costs
  - Initial Interest during Construction and Financing Fees are ~$200/ton; not required for initial expansion
  - Funding construction from DCF significantly reduces these costs and reduces leverage metrics
- Highly visible and significant cash flows provide financing flexibility

Commercial

- Expected excess capacity across platform allows LNG deliveries now through integrated marketing function
- Conditions precedent flexibility – portfolio sales
- Tenor flexibility – short, medium, long term
- Counterparty credit flexibility based on price & payment terms

(1) Includes EPC and owner's cost.

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12 Corpus Christi Expansion Corpus Christi Property Allows for Major Expansion of Cheniere’s Existing Footprint Stage 2  Train 3 fully permitted, partially commercialized  Brownfield economics with significant infrastructure already installed Stage 3  Trains 4 and 5 permitting process initiated Potential Expansion  Recently acquired rights to additional ~400 acres of upland and waterfront property adjacent to Corpus Christi site  Space to approximately double existing capacity

13 CHENIERE ENERGY, INC. BARCLAYS CEO ENERGY-POWER CONFERENCE | September 2017 NYSE American: LNG

14 APPENDIX

15 Sabine Pass Liquefaction Project Execution – 2Q 2017 Trains 1, 2 & 3 Operational Train 4 Commissioning Train 5 Under Construction Train 6 Fully Permitted

16 Corpus Christi Liquefaction Project Execution – 2Q 2017 Stage 1: Trains 1& 2, Tanks A & C, Marine Berths Under Construction Stage 2 Train 3, Tank B Fully Permitted

17 Existing Capacity Newly Operational Under Construction 0 50 100 150 200 250 300 350 400 450 500 2016 2018 2020 2022 2024 2026 2028 2030 LNG Demand vs. Supply (mtpa) Pacific Basin SPAs Atlantic Basin SPAs 0 50 100 150 200 250 300 350 400 450 500 2016 2018 2020 2022 2024 2026 2028 2030 Global LNG Demand vs. SPAs (mtpa) Global LNG Demand Estimate Market tightening New Supply (127 mtpa) Source: Cheniere Research, Wood Mackenzie Global LNG market needs competitive new supplies to fill the approaching supply gap Expiration of contracts will result in significant portfolio gaps ~90 mtpa of recontracting demand in addition to underlying market growth LNG Fundamentals are Supportive of Long-Term Growth  Projects under construction not sufficient to satisfy growth and ensure stability of prices  Expiring contracts create incremental opportunity, especially in Asia Total Uncommitted Demand (214 mtpa)

18 - 50 100 150 200 250 300 350 400 450 500 2000 2005 2010 2015 2020 2025 2030 mtpa Demand Forecast to Grow More than 200 mtpa by 2030 Driven by Supplemental & Growth Markets LNG Market Segmentation Traditional Flex Growth Supplemental Type Characteristics Locations Demand Growth (mtpa) Supplemental Countries with maturing indigenous resource bases require new sources of gas Indonesia Malaysia Egypt Pakistan Thailand Bahrain Southeast Europe... +85 Growth Growing economies seeking cleaner and more diverse fuel mix China India +84 Flex Seasonal / weather influenced and price sensitive demand Northwest Europe Brazil Argentina… +13 Displacement Diversifying energy mix away from oil / coal Caribbean countries Kuwait South Africa +20 Bunkering Adopting cleaner ship fuels due to stricter emission standards Singapore Gibraltar Tenerife… +8 Traditional Legacy importers with flat to declining demand Japan Korea Taiwan +12 Source: Cheniere Research Note: Projected demand growth between 2015 and 2030.

19 Sabine Pass Liquefaction Project Corpus Christi Liquefaction Project 22.5 9.0 Trains 1 – 3: Operating Train 4: Commissioning Train 5: Under Construction (2H 2019) Trains 1-2: Under Construction (2019) Creole Trail NGPL Transco Kinder Morgan LA Corpus Christi Pipeline Midship Pipeline Tennessee NGPL Transco KM Tejas Cheniere Liquefaction Projects at a Glance Liquefaction Technology EPC Contractor Financial Partner Investment Grade SPA Counterparties Maintenance Contract Servicer Total Nominal Mtpa Under Construction or Operating Firm Pipeline Capacity Project Completion

Run Rate Guidance: Impact of Additional Train at CCH

Additional Run-Rate Distributable Cash Flow

($bn, except per share amounts or unless otherwise noted)	**7 Trains** *SPL T1-5, CCH T1-2*	*CCH T3[1]*	**8 Trains** *SPL T-5, CCH T1-3*
CEI Consolidated Adjusted EBITDA	**$3.8 - $4.1**	**$0.4 - $0.6**	**$4.2 - $4.7**
Less: CQP/CQH Minority Interest	($0.9) - ($0.9)	$0.0	($0.9) - ($0.9)
Less: CQP/SPL Interest Expense	($0.9)	$0.0	($0.9)
Less: CEI Interest Expense / Other	($0.0)	$0.0	($0.0)
Less: CCH Interest Expense	($0.5)	($0.1)	($0.7)
CEI Distributable Cash Flow	**$1.5 - $1.7**	**$0.3 - $0.5**	**$1.8 - $2.2**
CEI Distributable Cash Flow per Share	**$5.40 - $6.30**	**$1.00 - $1.70**	**$6.40 - $8.00**

Additional Debt Capacity

	7 Trains utilizing Corporate Debt Capacity	**CCH T3 Utilizing Corporate Debt Capacity**
CCH		
Debt Amortization Start at CCH	Mid 2020s	Late 2020s
Migrated Debt to CEI ($bn)	~$2.0 - $2.5	~$2.3 - $3.3
Debt at CCH[2]	~$6.5 - $7.5	~$7.5 - $9.0
Debt at CEI[3]	~$2.6 - $3.1	~$2.9 - $3.9

Run rate start date assumed to be first full year of operations for all trains (early 2020s)

Note: For CCH T3, range driven by % of train contracted, SPA price and production. CMI margin at $2.50/MMBtu, before 80/20 profit-sharing tariff with CCH. Run rate CEI share count ~273MM shares. Adjusted EBITDA, Distributable Cash Flow and Distributable Cash Flow per Share are non-GAAP measures. Definitions of these non-GAAP measures are included in the appendix. We have not made any forecast of net income on a run-rate basis, which would be the most directly comparable financial measure under GAAP, and we are unable to reconcile differences between these run rate forecasts and net income. Interest expense as shown above is cash interest expense for each entity on a deconsolidated basis.

(1) Assumes 60/40 debt/equity funding.

(2) Includes projected future bonds to term out remaining CCH credit facility.

(3) Assumes EIG Notes and RRJ Notes are converted into LNG equity during debt migration time period. See Forecasting Points slide in appendix for conversion assumptions.

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Summary Projected Amortization Requirements at Project Levels

($bn)	7 Trains without utilizing Corporate Debt Capacity	7 Trains utilizing Corporate Debt Capacity
SPL		
Debt Amortization Start at SPL (1.5x DSCR)	Early 2020s	Mid-Late 2020s
Migrated Debt to CQP (5.0x debt / EBITDA)	–	~$3.0 - $4.0
Debt at SPL (project)	$13.7	~$9.7 - $10.7
Debt at CQP (corporate)	$2.8	~$5.8 - $6.8
		Current plan until FID is reached on expansion trains
CCH		
Debt Amortization Start at CCH (1.4x DSCR)	Early 2020s	Mid 2020s
Migrated Debt to CEI (5.0x debt / EBITDA)	–	~$2.0 - $2.5
Debt at CCH(1) (project)	~$9.0 - $9.5	~$6.5 - $7.5
Debt at CEI(2) (corporate)	$0.5	~$2.6 - $3.1

Debt migration from the projects to corporates provides runway before amortization must commence at project levels; expansion trains can further defer amortization requirements

Note: Amortization does not include CQP credit facility amortization.
(1) Includes projected future bonds to term out remaining CCH credit facility.
(2) Assumes EIG Notes and RRJ Notes are converted into LNG equity during debt migration time period. See Forecasting Points slide in appendix for conversion assumptions.

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22 Forecasting Points EIG Notes Conversion  CCH Holdco II Notes (EIG Notes) convert into ~20mm LNG shares in 2020 at estimated $94 / share (ultimate principal balance of ~$1.7B) • Conversion at a 10% discount to LNG’s share price • Only 50% of the EIG Notes can be converted at initial conversion and subsequent conversions cannot occur for 90 days after conversion date RRJ Notes Conversion  CEI Convertible Unsecured Notes (RRJ Notes) convert into ~15mm LNG shares in 2020 at estimated $94 / share (ultimate principal balance of ~$1.4B)  As of December 31, 2016, CEI’s and CQH’s federal NOL carryforwards are equal to $3.8 billion and $1.7 billion, respectively  CQH tax sharing payments to CEI occur prior to CEI-level taxes • CQH’s NOL will be exhausted before CEI’s NOL which causes incremental free cash flow to CEI  Class B Conversion • CQP Class B units owned by Blackstone convert to ~200mm common units in 3Q 2017 • CQP Class B units owned by CEI/CQH convert to ~90mm common units in 3Q 2017 General Assumptions CEI Cash Tax Payments Begin Late 2020s CQH Tax Sharing Payments Begin Early 2020s 2020 - 2040 Tax Rate Percentage of Pre-Tax Cash Flow CEI High Teens CQH Mid 20%s

23 Insurance Summary  Property and Business Interruption – SPLNG, SPL and CTPL • Assets Under Construction • Trains 4 and 5 are insured by Bechtel until transfer of care, custody and control to Sabine • Assets in Operation • SPLNG, CTPL and SPL Trains 1-3 are insured under a Cheniere program • $3.5B limit for combined physical damage and business interruption coverage • Limit exceeds estimated probable maximum loss for an event at the site • Covers all perils including terrorism and damage resulting from a cyber event  Property and Business Interruption - Corpus Christi • Assets Under Construction • CCL assets insured by Bechtel during construction period • Construction All Risks (“CAR”) policy insures against physical damage from all perils (subject to sublimits for certain perils) • Delay in Start-Up (“DSU”) triggered by physical damage  Credit Facility and Indenture Insurance Requirements • SPL and CCH Facilities require robust insurance programs for each Borrower • Must insure property in an amount sufficient to cover a probable maximum loss and carry minimum third party liability limits established by Insurance Consultant to the lenders (at least $100MM) • Must report to lenders at each renewal and commencement of operations of each train • Insurance consultant or placing broker must certify that coverage complies with credit facility requirements and is in full force and effect • SPL and CCH Indentures require that each insure property with financially sound insurers and in an amount sufficient to cover a probable maximum loss • Across all programs (property, CAR, casualty, executive), Cheniere is insured by 65 providers

Reconciliation to Non-GAAP Measures

Regulation G Reconciliations

In addition to disclosing financial results in accordance with U.S. GAAP, the accompanying presentation contains non-GAAP financial measures. Consolidated Adjusted EBITDA, Distributable Cash Flow and Distributable Cash Flow per Share are non-GAAP financial measures that we use to facilitate comparisons of operating performance across periods. These non-GAAP measures should be viewed as a supplement to and not a substitute for our U.S. GAAP measures of performance and the financial results calculated in accordance with U.S. GAAP and reconciliations from these results should be carefully evaluated.

Consolidated Adjusted EBITDA represents net loss attributable to Cheniere before net income (loss) attributable to the non-controlling interest, interest, taxes, depreciation and amortization, adjusted for certain non-cash items, other non-operating income or expense items, and other items not otherwise predictive or indicative of ongoing operating performance, as detailed in the following reconciliation. Consolidated Adjusted EBITDA is not intended to represent cash flows from operations or net income (loss) as defined by U.S. GAAP and is not necessarily comparable to similarly titled measures reported by other companies.

We believe Consolidated Adjusted EBITDA provides relevant and useful information to management, investors and other users of our financial information in evaluating the effectiveness of our operating performance in a manner that is consistent with management's evaluation of business performance. We believe Consolidated Adjusted EBITDA is widely used by investors to measure a company's operating performance without regard to items such as interest expense, taxes, depreciation and amortization which vary substantially from company to company depending on capital structure, the method by which assets were acquired and depreciation policies. Further, the exclusion of certain non-cash items, other non-operating income or expense items, and items not otherwise predictive or indicative of ongoing operating performance enables comparability to prior period performance and trend analysis.

Consolidated Adjusted EBITDA is calculated by taking net loss attributable to common stockholders before net income (loss) attributable to non-controlling interest, interest expense, net of capitalized interest, changes in the fair value and settlement of our interest rate derivatives, taxes, depreciation and amortization, and adjusting for the effects of certain non-cash items, other non-operating income or expense items, and other items not otherwise predictive or indicative of ongoing operating performance, including the effects of modification or extinguishment of debt, impairment expense, changes in the fair value of our commodity and foreign currency exchange ("FX") derivatives and non-cash compensation expense. We believe the exclusion of these items enables investors and other users of our financial information to assess our sequential and year-over-year performance and operating trends on a more comparable basis and is consistent with management's own evaluation of performance.

Distributable Cash Flow is defined as cash received, or expected to be received, from its ownership and interests in CQP, CQH and Cheniere Corpus Christi Holdings, LLC, cash received (used) by its integrated marketing function (other than cash for capital expenditures) less interest, taxes and maintenance capital expenditures associated with Cheniere and not the underlying entities. Management uses this measure and believes it provides users of our financial statements a useful measure reflective of our business's ability to generate cash earnings to supplement the comparable GAAP measure.

Distributable Cash Flow per Share is calculated by dividing Distributable Cash Flow by the weighted average number of common shares outstanding.

We believe Distributable Cash Flow is a useful performance measure for management, investors and other users of our financial information to evaluate our performance and to measure and estimate the ability of our assets to generate cash earnings after servicing our debt, paying cash taxes and expending sustaining capital, that could be used for discretionary purposes such as common stock dividends, stock repurchases, retirement of debt, or expansion capital expenditures. Management uses this measure and believes it provides users of our financial statements a useful measure reflective of our business's ability to generate cash earnings to supplement the comparable GAAP measure.

Distributable Cash Flow is not intended to represent cash flows from operations or net income (loss) as defined by U.S. GAAP and is not necessarily comparable to similarly titled measures reported by other companies.

Non-GAAP measures have limitations as an analytical tool and should not be considered in isolation or in lieu of an analysis of our results as reported under GAAP, and should be evaluated only on a supplementary basis.

Consolidated Adjusted EBITDA

The following table reconciles our Consolidated Adjusted EBITDA to U.S. GAAP results for the three and six months ended June 30, 2017 and 2016 and the trailing twelve months ended June 30, 2017(in millions):

	Three Months Ended June 30,		Six Months Ended June 30,		Trailing 12 Months June 30,
	2017	2016	2017	2016	2017
Net loss attributable to common stockholders	$ (285)	$ (298)	$ (231)	$ (619)	$ (222)
Net income (loss) attributable to non-controlling interest	306	(37)	424	(65)	434
Income tax provision (benefit)	1	(1)	1	—	3
Interest expense, net of capitalized interest	188	106	353	182	660
Loss on early extinguishment of debt	33	56	75	57	153
Derivative loss, net	36	91	35	272	(227)
Other expense (income)	(5)	7	(7)	6	(13)
Income (loss) from operations	$ 274	$ (76)	$ 650	$ (167)	$ 788
Adjustments to reconcile income (loss) from operations to Consolidated Adjusted EBITDA:					
Depreciation and amortization expense	90	33	160	57	277
Loss (gain) from changes in fair value of commodity and FX derivatives, net	(5)	25	28	26	(35)
Total non-cash compensation expense	7	14	11	26	20
Impairment expense and loss on sale of assets	5	—	5	10	6
Consolidated Adjusted EBITDA	$ 371	$ (4)	$ 854	$ (48)	$ 1,056

Distributable Cash Flow

The following table reconciles our forecast Consolidated Adjusted EBITDA and Distributable Cash Flow to forecast Net loss attributable to common stockholders for 2017 (in billions, except per share data):

	2017		
Net loss attributable to common stockholders	$ (0.6)	-	$ (0.4)
Net income (loss) attributable to non-controlling interest	0.9	-	0.9
Income tax provision (benefit)			(0.0)
Interest expense, net of capitalized interest			0.8
Loss on early extinguishment of debt			0.1
Derivative loss, net			0.0
Other expense (income)			0.0
Income (loss) from operations	$ 1.2	-	$ 1.4
Adjustments to reconcile income (loss) from operations to Consolidated Adjusted EBITDA:			
Depreciation and amortization expense			0.4
Loss (gain) from changes in fair value of commodity and FX derivatives, net			0.0
Total non-cash compensation expense			0.0
Impairment expense and loss on sale of assets			0.0
Consolidated Adjusted EBITDA	$ 1.6	-	$ 1.8
CQP/CQH minority interest	(0.3)	-	(0.4)
SPL and CQP cash retained / interest expense / other	(0.7)	-	(0.7)
CQP interest expense			(0.1)
CEI interest expense			(0.0)
CEI Distributable Cash Flow	$ 0.5	-	$ 0.7
Weighted average number of shares outstanding (in millions)			238
CEI Distributable Cash Flow per Share	$ 2.10		$ 2.80

Note: Totals may not sum due to rounding

24

CHENIERE

25 CHENIERE ENERGY, INC. INVESTOR RELATIONS CONTACTS Randy Bhatia Vice President, Investor Relations – (713) 375-5479, randy.bhatia@cheniere.com Megan Light Manager, Investor Relations – (713) 375-5492, megan.light@cheniere.com